Exhibit 10.2

Marcus & Millichap
AMENDMENT TO PURCHASE AGREEMENT

This document is an Amendment (“Amendment”) to the Purchase Agreement (“Agreement”) between NNN VF Southwood Tower, LP (“Seller”) and Rancho Pacific and/or related assignee (“Buyer”) executed by Buyer on the 9th day of September, 2005 for that certain real property located at 19221 Interstate 45, Shenandoah, TX.

The following terms and conditions supersede and replace any inconsistent provisions in the referenced Purchase Agreement. All other terms and conditions of the said Purchase Agreement (including all terms and conditions related to Agent’s commission) shall remain in full force and effect.

1. The escrow closing date is hereby amended to Friday, December 19, 2005.

All other terms and conditions remain the same.

ACCEPTANCE

The undersigned Buyer, Seller and Agent accept and agree to the foregoing.

BUYER: /s/ William D. Angel DATE: 12/15/05

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Rancho Pacific Development

SELLER: /s/ Richard T. Hutton, Jr. DATE: 12/15/05

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NNN VF Southwood Tower

AGENT: MARCUS & MILLICHAP REAL ESTATE INVESTMENT BROKERAGE COMPANY

BY: /s/ Alex Garcia DATE: 12/15/05
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Alex Garcia

NO REPRESENTATION IS MADE BY AGENT AS TO THE LEGAL EFFECT OR VALIDITY OF ANY PROVISION OF THIS AMENDMENT. A REAL ESTATE BROKER IS QUALIFIED TO GIVE ADVICE ON REAL ESTATE MATTERS. IF YOU DESIRE LEGAL, FINANCIAL OR TAX ADVICE, CONSULT YOUR ATTORNY, ACCOUNTANT OR TAX ADVISOR.

Prohamend 12-15-05 1 of 1 Buyer’s Initials     Seller’s Initials

CA-Copyright Marcus and Millichap 2005